UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 5, 2012

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2012, Quiksilver, Inc. (the “Company”) entered into amended and restated employment agreements with Robert B. McKnight, Jr., Chief Executive Officer and President of the Company and Charles S. Exon, Chief Administrative Officer and General Counsel of the Company (the “Revised Agreements”). Pursuant to the terms of the Revised Agreements, Mr. McKnight receives an annual base salary of $1,000,000 and Mr. Exon an annual base salary of $550,000. These base salaries are subject to periodic review by the Company and may be adjusted either up or down, based on the Company’s performance, the individual’s performance, market conditions or such other factors as are deemed relevant by the Company; provided, however, that they may not be adjusted below the annual base salary levels set forth above. The Revised Agreements also provide that each executive is eligible for an annual bonus pursuant to the Company’s Incentive Compensation Plan on terms approved by the Board and is entitled to a clothing allowance of $5,000 annually.

The Revised Agreements require that the Company maintain a $2,000,000 term life insurance policy on each executive’s life, payable to their designees; provided, however, that the Company is not required to pay annual premiums for such policies in excess of $5,000.

Each of the Revised Agreements provides that the executive will continue to be eligible to participate in the Company’s 2000 Stock Incentive Plan, or any successor equity plan, on such terms as are established by the Board of Directors and, in the case of Mr. Exon, substantially similar to those granted to other senior executives of the Company of an equivalent level. The Revised Agreements further provide that all options granted shall provide that if the executive is terminated by the Company without “cause” (as defined in the Revised Agreements), by the executive for “good reason” (as defined in the Revised Agreements), or as a result of executive’s death or disability, all options will automatically vest in full on an accelerated basis and the options shall remain exercisable until the earlier of (i) the first anniversary of executive’s termination, (ii) the end of the option term or (iii) termination pursuant to other provisions of the applicable option plan or agreement (e.g., a corporate transaction).

Each of the Revised Agreements and the employment of the applicable executive with the Company automatically terminate on October 31, 2016, but may be terminated earlier by the Company without cause at any time for any reason, subject to the payment of certain amounts as set forth below. If (i) the Revised Agreements terminate on October 31, 2016 and the executive’s employment terminates effective the same date, (ii) the Company terminates the executive’s employment without cause prior to October 31, 2016, or (iii) the executive terminates his employment for good reason within six months of the action constituting good reason, the terms of the Revised Agreements provide that the Company will (1) pay the full amount of any unpaid discretionary bonus earned from the preceding fiscal year, (2) continue to pay the executive’s base salary for a period of eighteen months, in the case of Mr. Exon, and twenty-four months, in the case of Mr. McKnight, (3) pay a pro rata portion of the discretionary bonus, if any, for the fiscal year in which such termination occurs, and, in the case of Mr. McKnight only, (4) pay an amount equal to two times the average annual bonus earned by Mr. McKnight during the two most recently completed fiscal years payable over twenty-four months following termination. Notwithstanding the foregoing, if such termination occurs within twelve months following a change in control of the Company (as defined in the Revised Agreements), the period of salary continuation will be increased by six months for Mr. Exon and twelve months for Mr. McKnight and the payment to Mr. McKnight based on his average annual bonus will be increased to three times such average. The payment period for the payment based on Mr. McKnight’s average annual bonus will also be extended to match the continuation period for his base salary. If, prior to October 31, 2016, the Company terminates an executive’s employment for cause or the executive terminates his employment without good reason, then the executive receives his base salary and benefits earned and accrued prior to termination and, if the basis for cause is the executive’s death or permanent disability, the pro rata portion of his bonus for the year in which such termination occurs. In order to be eligible to receive the payments specified above, other than those earned prior to termination, the executive must execute a release of claims.

Also on January 5, 2012, the Company entered into a transitional employment agreement with Joseph Scirocco, Chief Financial Officer of the Company (the “Transitional Agreement”). Pursuant to the terms of the Transitional Agreement, Mr. Scirocco will continue to serve as the Company’s Chief Financial Officer until the earlier of (i) two weeks from written notice from either the Company or Mr. Scirocco of his termination and (ii) June 30, 2012 (the “Separation Date”), at which time his employment with the Company will terminate. The Transitional Agreement provides that, effective January 5, 2012 through the Separation Date, Mr. Scirocco will continue to receive an annual base salary of $550,000, the Company will continue to maintain a $2,000,000 term life insurance policy on his life payable to his designees (provided the Company is not required to pay annual premiums for such policy in excess of $5,000) and he will continue to be entitled to a clothing allowance of $5,000 annually. The Transitional Agreement further provides that Mr. Scirocco will be entitled to certain career transition services through a third party management services company at a cost of up to $20,000. The Transitional Agreement also provides for severance benefits consisting of (i) a lump sum payment of $624,467 payable on the first payroll date that is six months following the Separation Date (the “First Payment Date”), (ii) twelve consecutive monthly payments of $104,078, beginning with the payroll period immediately following the First Payment Date, and (iii) a pro rata portion (based on the portion of the current fiscal year Mr. Scirocco is employed) of Mr. Scirocco’s bonus award pursuant to the Company’s Incentive Compensation Plan for fiscal 2012, assuming the performance criteria with respect to such award are achieved, paid at the same time as annual bonuses are paid to other executives (if at all). In order to receive the severance pay, Mr. Scirocco must not be terminated for “cause” (as defined in the Transitional Agreement) and must execute a waiver and release of claims. In addition, on the Separation Date, all of Mr. Scirocco’s stock options will accelerate and vest and he will have up to one year to exercise such stock options, after which they will expire.

Copies of the Revised Agreements are attached hereto as Exhibits 10.1 and 10.2 and a copy of the Transitional Agreement is attached hereto as Exhibit 10.3.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description

10.1	Employment Agreement between Robert B. McKnight, Jr. and Quiksilver, Inc. dated January 5, 2012

10.2	Employment Agreement between Charles S. Exon and Quiksilver, Inc. dated January 5, 2012

10.3	Transitional Employment Agreement between Joseph Scirocco and Quiksilver, Inc. dated January 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2012	Quiksilver, Inc. (Registrant)

	By:	/s/ Charles S. Exon
Charles S. Exon
Chief Administrative Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Employment Agreement between Robert B. McKnight, Jr. and Quiksilver, Inc. dated January 5, 2012

10.2	Employment Agreement between Charles S. Exon and Quiksilver, Inc. dated January 5, 2012

10.3	Transitional Employment Agreement between Joseph Scirocco and Quiksilver, Inc. dated January 5, 2012

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